Exhibit 23.2

Glast, Phillips & Murray, P.C.
815 Walker Street, Suite 1250
Houston, Texas 77002
(713) 237-3135

May 3, 2004

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:          ARS Networks, Incorporated - Form S-8

Gentlemen:

            I have acted as counsel to ARS Networks, Incorporated, a New Hampshire corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 350,000,000 shares of its common stock, ("Incentive Shares"), $0.0001 par value per Incentive Share, which are issuable pursuant to the Company's Employee Stock Incentive Plan for the Year 2004 No. 2, as well as the registration of 40,000,000 shares of its common stock ("Stock Shares"), $0.0001 par value per Stock Share, which are issuable pursuant to the Company's Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004 No. 2.  I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

Very truly yours,

/s/ Norman T. Reynolds

Norman T. Reynolds